EXHIBIT 23.2

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Travelers Property Casualty Corp.:

We consent to the use of our reports incorporated herein by reference.


/s/ KPMG LLP

Hartford, Connecticut
May 4, 1999